Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-26442) of Phelps Dodge Corporation of our report dated June 20, 1997 appearing on page 5 of this Form 11-K.



PRICE WATERHOUSE LLP

Phoenix, Arizona

June 30, 1997